UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT DATED APRIL 13, 2021

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2021

This proxy statement supplement, or Supplement, provides updated information with respect to the 2021 Annual Meeting of Stockholders, or Annual Meeting, of Twitter, Inc., a Delaware corporation, to be held on Thursday, May 27, 2021 at 10:00 a.m. pacific time. Unless the context otherwise requires, references to “Twitter,” “the company,” “we,” and “our” refer to Twitter, Inc.

On April 13, 2021, the Company commenced distribution of a Notice Regarding the Availability of Proxy Materials, or Notice, for the Annual Meeting. This Supplement, which describes a recent change in Proposal No. 6, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Proposal No. 6

After discussions with As You Sow regarding its shareholder proposal requesting that Twitter issue a report on the company’s climate change policies, As You Sow has agreed to withdraw their proposal given Twitter’s efforts towards sustainability, including announcing our pledge to set a target validated by the Science Based Targets Initiative and publishing our first Global Impact Report which can be found here: https://blog.twitter.com/en_us/topics/company/2021/introducing-twitters-global-impact-report.html. Twitter remains committed to these efforts and continuing our dialogue with As You Sow on our progress. In light of As You Sow’s withdrawal, Proposal No. 6 in the Notice and Proxy Statement will not be voted upon at the Annual Meeting. All other agenda items remain the same, and stockholders may continue to use the form of proxy card distributed with the Notice and any subsequent mailing of proxy materials.